Exhibit 3.14

JOINDER AND AMENDMENT AGREEMENT

THIS JOINDER AND AMENDMENT AGREEMENT (the “Joinder and Amendment Agreement”), is made and entered into by and among Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“THPPLLC”), Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”), and Tesoro Logistics Pipelines LLC, a Delaware limited liability company (“TLP”) to be effective as of January 4, 2013 (the “Effective Date”).

RECITALS

WHEREAS, THPPLLC was formed on November 23, 2010;

WHEREAS, on April 26, 2011, the Operating Company, executed a Joinder and Amendment Agreement to become a party to the Limited Liability Company Agreement of THPPLLC dated as of December 2, 2010 (the “LLC Agreement”), and replaced Tesoro Corporation, a Delaware corporation, as the sole member of the Company;

WHEREAS, effective as of January 4, 2013, the Operating Company transferred its interest in THPPLLC to TLP; and

WHEREAS, the Operating Company and TLP now desire to amend the LLC Agreement to replace the Operating Company with TLP as the member as of the Effective Date.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained in the LLC Agreement and this Joinder and Amendment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Joinder. By executing and delivering this Joinder and Amendment Agreement, TLP hereby agrees, as of the Effective Date, that it (a) became a party to the LLC Agreement, (b) became bound by the terms and conditions thereof, and (c) received the benefits of the LLC Agreement. TLP agrees that it has and shall continue to have all rights and obligations of a member under the LLC Agreement. TLP represents and warrants that it has been furnished with a copy of the LLC Agreement and has thoroughly read and understands the same and all implications thereof.

Section 2. Amendment to the LLC Agreement. The Preamble of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“This Limited Liability Company Agreement (this “Agreement”) of TESORO HIGH PLAINS PIPELINE COMPANY LLC, a Delaware limited liability company (the “Company”), effective as of December 2, 2010, as amended, is entered into by and between the Company and Tesoro Logistics Pipelines LLC, a Delaware limited liability company, the Company’s sole member (the “Member”).”

Section 3. Amendment to Exhibit B of the LLC Agreement. Exhibit B of the LLC Agreement is hereby amended and restated in its entirety to read as set forth in Annex A to this Joinder and Amendment Agreement.

Section 4. Limited Amendment. Except as expressly set forth herein, this Joinder and Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties hereto under the LLC Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the LLC Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 5. Governing Law, Construction. This Joinder and Amendment Agreement is governed by and shall be construed in accordance with the Law of the State of Delaware. In the event of a direct conflict between the provisions of this Joinder and Amendment Agreement and any mandatory, non-waivable provision of the Act as such term is defined in the LLC Agreement, such provision of the Act shall control.

Section 6. Capitalized Terms. Capitalized terms not otherwise defined in this Joinder and Amendment Agreement have the meanings set forth in the LLC Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder and Amendment Agreement as of this 4th day of January 2013.

THPPLLC:	TESORO HIGH PLAINS PIPELINE COMPANY LLC, a Delaware limited liability company

	By:	/s/ Charles S. Parrish
Name: Charles S. Parrish
Title: Vice President, General Counsel and Secretary

TLP:	TESORO LOGISTICS PIPELINES LLC, a Delaware limited liability company

	By:	/s/ Charles S. Parrish
Name: Charles S. Parrish
Title: Vice President, General Counsel and Secretary

OPERATING COMPANY:	TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company

	By:	/s/ Charles S. Parrish
Name: Charles S. Parrish
Title: Vice President, General Counsel and Secretary

ANNEX A

EXHIBIT B

The Company

THE COMPANY	ADDRESS FOR NOTICE PURPOSES
Tesoro High Plains Pipeline Company LLC	19100 Ridgewood Parkway San Antonio TX 78259 (210) 626-6000 (phone) (210) 745-4610 (facsimile)

Member

MEMBER	ADDRESS FOR NOTICE PURPOSES	MEMBERSHIP INTEREST
Tesoro Logistics Pipelines LLC	19100 Ridgewood Parkway San Antonio TX 78259 (210) 626-6000 (phone) (210) 745-4610 (facsimile)	100%

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